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                                                                   Exhibit 23


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 10-K, into The Titan Corporation's previously filed registration statements (as amended, as applicable) File Numbers 33-4041, 33-9570, 33-12119, 33-15680, 33-37827, 33-56762, 33-65123,
33-83402, 333-07413, 333-10919, 333-10965, 333-30947, 333-57651, 333-66149,
333-47633, 333-66147, 333-67341, 333-68621, 333-90133, 333-90139 and
333-95245.

ARTHUR ANDERSEN LLP

San Diego, California
March 24, 2000